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Exhibit 8.1

September 9, 2008

Abraxas Energy Partners, L.P.
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78232

  Re:
  Registration Statement on Form S-1 for Abraxas Energy Partners, L.P.

Ladies and Gentlemen:

        We have acted as counsel to Abraxas Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed offering of common units (the "Offering") pursuant to the Form S-1 Registration Statement, SEC file no 333-144537 (in the form such registration statement is declared effective by the SEC, the "Registration Statement"). The Partnership has requested that we deliver an opinion to the Partnership with respect to the discussion of Material Tax Consequences in the Registration Statement.

        We hereby confirm to you that the discussion set forth under the heading "Material Tax Consequences" in the Registration Statement is our opinion insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions to the holders of the common units, subject to the limitations set forth therein.

        No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of owning or disposing of the common units under state, local or non-United States laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein.

        This opinion is furnished to you solely for use in connection with the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written consent. In accordance with Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Jackson Walker L.L.P.

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  Exhibit 8.1